Exhibit 99.1
Gevo Reports Second Quarter Results and Raises Financial Expectations for Full-Year 2026

ENGLEWOOD, Colo. – August 6, 2026 – Gevo, Inc. (NASDAQ: GEVO), a leader in renewable fuels, chemicals and carbon management, today announced its financial results for the second quarter ended June 30 and provided an update on its 2026 outlook, cash-flow expectations and strategic priorities.
“Gevo delivered strong second quarter operational results and unlocked significant carbon business revenue that is expected to begin in the third quarter, which supports increased expectations of full-year non-GAAP Adjusted EBITDA1 outlook of more than $60 million,” said Gevo Chief Executive Officer Paul Bloom. “We have a strong, returns-focused business. Our carbon business strategy is working and Gevo North Dakota is a strategic asset for profitable growth. Exiting our ATJ-60 project in South Dakota and other non-core projects and recognizing a one-time, non-cash impairment reflects our disciplined approach to prioritize the most attractive near-term growth while enabling long-term value creation.”

Financial Highlights

•Revenue of $47 million in the second quarter of 2026, which was affected by our annual planned downtime for maintenance that was completed in April. We do not expect any further operational downtime this year.

•Gross profit of $36 million in the six months ended June 30, 2026, compared to $21 million in the same period last year, an increase that reflects six full months of benefit from the acquired Red Trail Energy, LLC assets as well as a strengthening of the Company's core businesses.
•Net loss attributable to Gevo of $(177) million, or $(0.75) per share in the second quarter of 2026. Non-GAAP adjusted net loss attributable to Gevo2 was $(1) million, or $(0.01) per share.
◦The second quarter 2026 net loss attributable to Gevo includes a one-time, non-cash impairment charge of $176 million3 related to capitalized development costs associated with the Company’s ATJ-60 project and other non-core business activities.

◦This one-time, non-cash impairment charge reflects the Company’s decision to exit all activities related to low-carbon ethanol and sustainable aviation fuel (SAF) production in Lake Preston, South Dakota to focus on capital projects at Gevo North Dakota, including debottlenecking, the potential expansion of the ethanol plant to double capacity, and SAF production.

•Non-GAAP Adjusted EBITDA1 of $11 million in the second quarter of 2026.
◦Our second quarter results did not include revenue relating to the Company’s recently approved new Canada Clean Fuel Regulation (CFR) pathway, which is expected to be included starting in the third quarter of 2026.
Business and Operations Highlights

“Gevo has a powerful growth platform centered on commodities, carbon and incentives,” said Bloom. “We have focused development around our existing operations, improving margins and near-term cash flow, with a portfolio of growth projects that we believe will create substantial shareholder value.”

•Improved full year 2026 Non-GAAP Adjusted EBITDA1 outlook: Gevo now expects full year 2026 non-GAAP Adjusted EBITDA1 to be greater than $60 million, which is more than double the prior target of $30 million. The improved outlook is supported by:
◦Canada Clean Fuel Regulation Pathway: Approval of the Company’s new Canada CFR pathway in the second quarter of 2026 creates a large, additional compliance market opportunity for Gevo’s low-carbon ethanol, including recognition of credits associated with qualifying volumes previously delivered into that market. Gevo expects sales under this new pathway to be included in the Company’s third quarter 2026 financial results.

◦Section 45Z Clean Fuel Production Credits: Gevo is targeting monetization of more than $70 million in Section 45Z tax credits during 2026 compared to $52 million last year, as a result of continued low-carbon ethanol and renewable natural gas (RNG) production and improvements in the carbon intensity of those products.

◦Strong Operating Performance: Continued strong operating performance at Gevo North Dakota, expected sales growth from low-carbon racing fuel blendstock for high-end motorsports and demonstration-scale SAF, and cost management initiatives.

•Increased cash flow: The Company expects substantial operating cash flow in the third and fourth quarters of 2026, supported by the improved 2026 non-GAAP Adjusted EBITDA1 outlook and more than $70 million in expected Section 45Z tax credit monetizations for the full year 2026, of which $20 million in sales closed subsequent to the second quarter of 2026 and the remaining $50 million in sales and associated cash proceeds are targeted by year end.
•Debottlenecking: Site improvement efforts at Gevo North Dakota remain on track, with debottlenecking activities expected to deliver increased low-carbon ethanol, coproduct, carbon capture and associated incentive volumes by approximately 10–15%, including 75 million gallons per year of low-carbon ethanol, starting in 2027.
•Growth projects: Gevo continues to advance its portfolio of growth projects, including the planned expansion of Gevo North Dakota that would double production to about 150 million gallons per year of low-carbon ethanol and associated carbon capture and sequestration (CCS) which is targeting startup of operations in 2028, and the ongoing development of the ATJ-30 SAF deployment, while maintaining disciplined capital allocation.

•Low-carbon ethanol production: Gevo produced 16.3 million gallons of low-carbon ethanol during the second quarter of 2026, compared to 16.8 million gallons in the same quarter last year, primarily due to planned downtime for maintenance completed in April.
•RNG production: Gevo produced 95,939 MMBtu of RNG during the second quarter of 2026, compared to 92,138 MMBtu in the same quarter last year.
Webcast and Conference Call Information
Hosting today’s conference call at 4:30 p.m. ET will be Paul Bloom, chief executive officer, Leke Agiri, chief financial officer and Eric Frey, vice president of finance and strategy. They will review Gevo’s financial results and provide an update on recent corporate highlights.
To participate in the live call, please register through the following event weblink: https://registrations.events/direct/Q4I702120.

To listen to the conference call (audio only, non-participating), please register through the following event weblink: https://events.q4inc.com/attendee/341485152.

A webcast replay will be available after the conference call ends on August 6, 2026. The archived webcast along with the earnings press release and slide presentation will be available in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo
Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including SAF, motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent CCS facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based RNG facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty alcohol-to-jet (ATJ) fuels and chemicals, operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at its North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain.

By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, Adjusted EBITDA expectations, expected financial results from the new CFR pathway, expected future monetization of Section 45Z and other carbon credits, the financing and timing of our ethanol and CCS expansion project, our financial condition, our results of operation and liquidity, our business plans, our business development activities, financial projections related to our business, our ability to successfully develop, construct, and finance our operations and growth projects, our ability to achieve cash flow from our planned projects, and other statements that are not purely statements of historical fact. These forward-looking statements are made based on the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in our most recent Annual Report on Form 10-K and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.
Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (“GAAP”), including non-GAAP adjusted net income (loss) and adjusted EBITDA. Non-GAAP adjusted net income excludes impairment of long lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance from GAAP net income (loss). Non-GAAP Adjusted EBITDA excludes depreciation and amortization, impairment of long lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance from GAAP net income (loss) from operations. Management believes it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. This non-GAAP financial information also facilitates management’s internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes this non-GAAP financial information is useful to investors because it allows for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided below.

Gevo has not provided a reconciliation of forward-looking non-GAAP adjusted EBITDA guidance measures to the most directly comparable GAAP measures because of the inherent difficulty in accurately forecasting certain items excluded from GAAP, which have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

1Adjusted EBITDA is a non-GAAP measure calculated by adding back depreciation and amortization, impairment of long-lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance and other non-recurring expenses to GAAP net income (loss) from operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP is provided in the financial statement tables following this release. See Non-GAAP Financial Information above.
2Adjusted net income (loss) is a non-GAAP measure calculated by adding back impairment of long-lived assets, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, the change in fair value of derivative instruments and executive severance and other non-recurring expenses to GAAP net income (loss). A reconciliation of non-

GAAP adjusted net income (loss) from operations to GAAP is provided in the financial statement tables following this release. See Non-GAAP Financial Information above.
3The one-time, non-cash impairment charge of $176 million consists of $136 million of impairment of long-lived assets and $40 million of allowance for credit losses on refundable deposits as shown on the Consolidated Statement of Operations.

Gevo, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$58,147	$81,163
Restricted cash	—	28,770
Trade accounts receivable, net	11,970	8,394
Inventories	19,304	19,076
Prepaid expenses and other current assets	12,179	6,001
Total current assets	101,600	143,404
Property, plant and equipment, net	238,119	353,577
Restricted cash	—	7,006
Operating right-of-use assets	2,671	1,964
Finance right-of-use assets	670	430
Intangible assets, net	71,592	95,003
Goodwill	43,558	43,558
Deposits and other assets	32,504	73,987
Total assets	$490,714	$718,929
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$33,391	$36,508
Deferred clean fuel production tax credits	3,344	41,115
Operating lease liabilities	817	689
Finance lease liabilities	92	273
Total current liabilities	37,644	78,585
Bonds payable, net	—	64,247
Loans payable	167,239	100,503
Operating lease liabilities	1,940	1,416
Finance lease liabilities	613	394
Asset retirement obligation	2,326	2,250
Other long-term liabilities	—	365
Total liabilities	209,762	247,760

Redeemable non-controlling interest	7,789	4,832

Equity
Common stock, $0.01 par value per share; 500,000,000 shares authorized; 247,237,104 and 242,464,470 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively.	2,472	2,425
Additional paid-in capital	1,303,403	1,298,064
Accumulated deficit	(1,032,712)	(834,152)
Total stockholders' equity	273,163	466,337
Total liabilities and stockholders' equity	$490,714	$718,929

Gevo, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total revenues	$46,501	$43,413	$89,449	$72,522
Cost of production	19,918	17,265	40,150	38,711
Depreciation and amortization	6,784	7,213	13,644	12,835
Gross profit	19,799	18,935	35,655	20,976
Operating expenses:
Research and development expense	440	934	1,939	1,986
General and administrative expense	12,882	10,783	29,097	21,867
Project development costs	2,403	831	5,443	5,833
Acquisition related costs	—	—	—	4,438
Facility idling costs	—	591	—	1,195
Impairment of long-lived assets	135,788	—	135,788	—
Allowance for credit losses on refundable deposits	39,782	—	39,782	—
Loss on disposal of assets, net	210	—	210	—
Total operating expenses	191,505	13,139	212,259	35,319
(Loss) income from operations	(171,706)	5,796	(176,604)	(14,343)
Other (expense) income
Interest expense	(5,631)	(4,345)	(10,801)	(7,639)
Loss on extinguishment of bonds	—	—	(10,304)	—
Interest and investment income	630	1,322	1,443	3,092
Other expense, net	446	(44)	(1346)	(154)
Total other expense, net	(4,555)	(3,067)	(21,008)	(4,701)
Net (loss) income	(176,261)	2,729	(197,612)	(19,044)
Net income attributable to redeemable non-controlling interest	680	585	1026	540
Net (loss) income attributed to Gevo, Inc.	$(176,941)	$2,144	$(198,638)	$(19,584)

Net (loss) income per share - basic	$(0.75)	$0.01	$(0.84)	$(0.08)
Net (loss) income per share - diluted	$(0.75)	$0.01	$(0.84)	$(0.08)
Weighted-average common shares outstanding - basic	237,054,708	232,945,048	237,429,647	232,490,122
Weighted-average common shares outstanding - diluted	237,054,708	236,839,117	237,429,647	232,490,122

Gevo, Inc.
Consolidated Statements of Stockholders’ Equity
(In thousands, except share amounts)

	For the Three Months Ended June 30, 2026 and 2025
	Stockholders' Equity					Mezzanine Equity
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity	Redeemable Non-Controlling Interest
	Shares	Amount
Balance, March 31, 2026	243,073,561	$2,431	$1,300,931	$(855,616)	$447,746	$6,954
Issuance of redeemable non-controlling interest	—	—	—	—	—	—
Non-cash stock-based compensation	—	—	2,558	—	2,558	—
Stock-based awards and related share issuances, net	4,141,620	41	(41)	—	—	—
Exercise of stock options	74,319	1	79	—	80	—
Payments for tax withholdings on employee equity awards	(52,396)	(1)	(124)	—	(125)	—
Change in redemption value of redeemable non-controlling interest	—	—	—	(155)	(155)	155
Net income (loss)	—	—	—	(176,941)	(176,941)	680
Balance, June 30, 2026	247,237,104	$2,472	$1,303,403	$(1,032,712)	$273,163	$7,789

Balance, March 31, 2025	239,562,995	$2,396	$1,289,406	$(821,965)	$469,837	$4,955
Non-cash stock-based compensation	—	—	2,244	—	2,244	—
Stock-based awards and related share issuances, net	2,278,595	23	(20)	—	3	—
Change in redemption value of redeemable non-controlling interest	—	—	—	(124)	(124)	124
Net income	—	—	—	2,144	2,144	585
Balance, June 30, 2025	241,841,590	$2,419	$1,291,630	$(819,945)	$474,104	$5,664

	For the Six Months Ended June 30, 2026 and 2025
	Stockholders' Equity					Mezzanine Equity
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity	Redeemable Non-Controlling Interest
	Shares	Amount
Balance, December 31, 2025	242,464,470	$2,425	$1,298,064	$(834,152)	$466,337	$4,832
Issuance of redeemable non-controlling interest	—	—	—	—	—	2,009
Non-cash stock-based compensation	—	—	4,661	—	4,661	—
Stock-based awards and related share issuances, net	4,843,175	47	1,022	—	1,069	—
Exercise of stock options	210,240	3	249	—	252	—
Payments for tax withholdings on employee equity awards	(280,781)	(3)	(593)	—	(596)	—
Change in redemption value of redeemable non-controlling interest	—	—	—	78	78	(78)
Net income (loss)	—	—	—	(198,638)	(198,638)	1,026
Balance, June 30, 2026	247,237,104	$2,472	$1,303,403	$(1,032,712)	$273,163	$7,789

Balance, December 31, 2024	239,176,293	$2,392	$1,287,333	$(800,237)	$489,488	$—
Issuance of redeemable non-controlling interest	—	—	—	—	—	5,000
Non-cash stock-based compensation	—	—	4,142	—	4,142	—
Stock-based awards and related share issuances, net	2,665,297	27	155	—	182	—
Change in redemption value of redeemable non-controlling interest	—	—	—	(124)	(124)	124
Net income (loss)	—	—	—	(19,584)	(19,584)	540
Balance, June 30, 2025	241,841,590	$2,419	$1,291,630	$(819,945)	$474,104	$5,664

Gevo, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2026	2025
Operating Activities
Net loss	$(197,612)	$(19,044)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of long-lived assets	135,788	—
Allowance for credit losses on refundable deposits	39,782	—
Loss on disposal of property and equipment	210	—
Loss on extinguishment of bonds	10,304	—
Stock-based compensation	4,661	4,142
Depreciation and amortization	13,644	12,835
Change in fair value of derivative instruments	(2,690)	(652)
Production tax credits generated	(32,014)	(21,494)
Other non-cash expense	2,203	1,274
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(3,576)	(3,634)
Inventories	(501)	(788)
Prepaid expenses and other current assets, deposits and other assets	475	(9,504)
Accounts payable, accrued expenses and non-current liabilities	(7,569)	10295
Deferred clean fuel production tax credits	7,480	—
Net cash used in operating activities	(29,415)	(26,570)
Investing Activities
Acquisitions of property, plant and equipment	(21,369)	(11,077)
Acquisition of Red Trail Energy, net of cash acquired	—	(198,461)
Issuance of note receivable	(250)	—
Net cash used in investing activities	(21,619)	(209,538)
Financing Activities
Redemption of bonds	(68,155)	—
Term loan proceeds	70,000	105,000
Payment of debt issuance costs	(2,612)	(5,480)
Non-controlling interest	—	5,000
Distribution to non-controlling interest	—	—
Payment of prepayment penalty on redemption of bonds	(6,506)	—
Proceeds from the exercise of stock options	252	182
Payment of finance lease liabilities	(141)	(726)
Payments for tax withholdings on employee equity awards	(596)	—
Net cash (used in) provided by financing activities	(7,758)	103,976
Net decrease in cash and cash equivalents	(58,792)	(132,132)
Cash, cash equivalents and restricted cash at beginning of period	116,939	259,033
Cash, cash equivalents and restricted cash at end of period	$58,147	$126,901

Gevo, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP Adjusted EBITDA (Consolidated):
(Loss) income from operations (GAAP)	$(171,706)	$5,796	$(176,604)	$(14,343)
Impairment of long-lived assets	135,788	—	135,788	—
Allowance for credit losses on refundable deposits	39,782	—	39,782	—
Loss on disposal of assets, net	210	—	210	—
Depreciation and amortization	6,784	7,213	13,644	12,835
Other amortization	305	—	752	—
Stock-based compensation	2,558	2,244	4,661	4,142
Change in fair value of derivative instruments	(3,257)	2,080	(2,690)	(652)
Executive severance	582	—	3,293	—
Non-recurring debt modification costs	29	—	771	—
Non-GAAP Adjusted EBITDA (Consolidated)	$11,075	$17,333	$19,607	$1,982

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP Adjusted Net (Loss) Income (Consolidated):
Net (loss) income attributable to Gevo, Inc.	$(176,941)	$2,144	$(198,638)	$(19,584)
Impairment of long-lived assets	135,788	—	135,788	—
Allowance for credit losses on refundable deposits	39,782	—	39,782	—
Loss on disposal of assets, net	210	—	210	—
Stock-based compensation	2,558	2,244	4,661	4,142
Change in fair value of derivative instruments	(3,257)	2,080	(2,690)	(652)
Executive severance	582	—	3,293	—
Non-recurring debt modification costs	29	—	771	—
Non-GAAP adjusted net (loss) income attributable to Gevo, Inc.	$(1,249)	$6,468	$(16,823)	$(16,094)
Non-GAAP adjusted net (loss) income attributable to Gevo, Inc. per share	$(0.01)	$0.03	$(0.07)	$(0.07)

	Three Months Ended June 30, 2026
	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
(Loss) Income from operations	$(17,210)	$(174,645)	$1,183	$18,966	$(171,706)
Impairment of long-lived assets	1,382	134,406	—	—	135,788
Allowance for credit losses on refundable deposits	—	39,782	—	—	39,782
Loss on disposal of assets, net	—	—	210	—	210
Depreciation and amortization	923	—	1,057	4,804	6,784
Other amortization	(49)	—	235	119	305
Allocated intercompany expenses for shared service functions	(2,505)	—	500	2,005	—
Stock-based compensation	2,529	—	12	17	2,558
Change in fair value of derivative instruments	—	—	—	(3,257)	(3,257)
Executive severance	582	—	—	—	582
Non-recurring debt modification costs	—	—	8	21	29
Non-GAAP adjusted EBITDA (Consolidated)	$(14,348)	$(457)	$3,205	$22,675	$11,075

	Six Months Ended June 30, 2026
	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
(Loss) Income from operations	$(34,032)	$(175,329)	$2,146	$30,611	$(176,604)
Impairment of long-lived assets	1,382	134,406	—	—	135,788
Allowance for credit losses on refundable deposits	—	39,782	—	—	39,782
Loss on disposal of assets, net	—	—	210	—	210
Depreciation and amortization	1,825	—	2,005	9,814	13,644
Other amortization	—	—	513	239	752
Allocated intercompany expenses for shared service functions	(2,610)	—	605	2,005	—
Stock-based compensation	4,616	—	21	24	4,661
Change in fair value of derivative instruments	—	—	—	(2,690)	(2,690)
Executive severance	3,293	—	—	—	3,293
Non-recurring debt modification costs	—	—	8	763	771
Non-GAAP adjusted EBITDA (Consolidated)	$(25,526)	$(1,141)	$5,508	$40,766	$19,607

	Three Months Ended June 30, 2025
	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
Income (loss) from operations	$(12,366)	$(376)	$1,456	$17,082	$5,796
Depreciation and amortization	779	—	1,374	5,060	7,213
Allocated intercompany expenses for shared service functions	259	—	(259)	—	—
Stock-based compensation	2,230	—	12	2	2,244
Change in fair value of derivative instruments	—	—	—	2,080	2,080
Non-GAAP adjusted EBITDA (Consolidated)	$(9,098)	$(376)	$2,583	$24,224	$17,333

	Six Months Ended June 30, 2025
	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
(Loss) Income from operations	$(33,350)	$(1,100)	$1,925	$18,182	$(14,343)
Depreciation and amortization	1,526	—	2,777	8,532	12,835
Allocated intercompany expenses for shared service functions	(631)	—	631	—	—
Stock-based compensation	4,167	—	(27)	2	4,142
Change in fair value of derivative instruments	—	—	—	(652)	(652)
Non-GAAP adjusted EBITDA (Consolidated)	$(28,288)	$(1,100)	$5,306	$26,064	$1,982

Media Contact
PR@gevo.com
Investor Contact
Eric Frey, PhD
Vice President of Finance and Strategy
IR@Gevo.com